EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2010, relating to the financial statement of Curaxis Pharmaceutical Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 8, 2010